Exhibit 99.1
ENDO REPORTS SECOND-QUARTER 2023 FINANCIAL RESULTS
DUBLIN, August 8, 2023 -- Endo International plc (OTC: ENDPQ) today reported financial results for the second-quarter ended June 30, 2023.
SECOND-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Total Revenues, Net	$546,852	$569,114	(4)%	$1,062,119	$1,221,373	(13)%
Reported Income (Loss) from Continuing Operations	$24,011	$(1,880,883)	NM	$21,188	$(1,946,183)	NM
Reported Diluted Weighted Average Shares	235,220	235,117	—%	235,662	234,498	—%
Reported Diluted Net Income (Loss) per Share from Continuing Operations	$0.10	$(8.00)	NM	$0.09	$(8.30)	NM
Reported Net Income (Loss)	$23,438	$(1,885,427)	NM	$20,159	$(1,957,401)	NM
Adjusted Income from Continuing Operations (2)(3)	$230,705	$6,532	NM	$424,033	$162,471	NM
Adjusted Diluted Weighted Average Shares (1)(2)	235,220	236,217	—%	235,662	236,466	—%
Adjusted Diluted Net Income per Share from Continuing Operations (2)(3)	$0.98	$0.03	NM	$1.80	$0.69	NM
Adjusted EBITDA (2)(3)	$243,417	$160,206	52%	$452,447	$471,132	(4)%
__________
(1)Reported Diluted Net Income (Loss) per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as Adjusted Income from Continuing Operations, Adjusted Diluted Weighted Average Shares, Adjusted Diluted Net Income per Share from Continuing Operations and Adjusted EBITDA. Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
(3)Effective January 1, 2022, these non-GAAP financial measures now include acquired in-process research and development charges which were previously excluded under Endo’s legacy non-GAAP policy. Refer to note (13) in the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional discussion.
CONSOLIDATED FINANCIAL RESULTS
Total revenues were $547 million in second-quarter 2023, a decrease of 4% compared to $569 million in second-quarter 2022. This decrease was primarily attributable to decreased revenues from the Generic Pharmaceuticals segment.
Reported income from continuing operations in second-quarter 2023 was $24 million compared to reported loss from continuing operations of $1,881 million in second-quarter 2022. This change was primarily due to lower asset impairment charges and lower interest expense as a result of the August 2022 Chapter 11 filing.

Adjusted income from continuing operations in second-quarter 2023 was $231 million compared to $7 million in second-quarter 2022. This change was primarily driven by lower interest and adjusted operating expenses, including acquired in-process research and development charges.
BRANDED PHARMACEUTICALS SEGMENT
Second-quarter 2023 Branded Pharmaceuticals segment revenues were $212 million, a decrease of 3% compared to $219 million during second-quarter 2022.
Specialty Products revenues increased 1% to $165 million in second-quarter 2023 compared to $164 million in second-quarter 2022. This change was primarily due to an increase in SUPPRELIN® LA revenues mainly driven by increased average net selling price as a result of business mix. Second-quarter 2023 XIAFLEX® revenues were $117 million, a 3% decrease compared to second-quarter 2022 driven by decreased net selling price partially offset by increased volumes. XIAFLEX® second-quarter 2023 revenues increased 21% compared to first-quarter 2023 primarily driven by strong Peyronie’s Disease volume growth.
Established Products revenues decreased 15% to $47 million in second-quarter 2023 compared to $55 million in second-quarter 2022 due primarily to generic competition.
STERILE INJECTABLES SEGMENT
Second-quarter 2023 Sterile Injectables segment revenues were $137 million, an increase of 11% compared to $123 million during second-quarter 2022. This change was primarily attributable to consideration received in connection with a settlement agreement with Novavax, Inc. to resolve a dispute under a previous manufacturing and services agreement. This was partially offset by decreased VASOSTRICT® revenues due to lower price and market share resulting from generic competition and lower overall market volumes.
GENERIC PHARMACEUTICALS SEGMENT
Second-quarter 2023 Generic Pharmaceuticals segment revenues were $179 million, a decrease of 12% compared to $203 million during second-quarter 2022. This decrease was primarily attributable to competitive pressure on lubiprostone capsules, the authorized generic of Mallinckrodt’s Amitiza®, and varenicline tablets, the generic version of Chantix®, partially offset by revenues from dexlansoprazole delayed release capsules, the generic version of Dexilant® which launched during fourth-quarter 2022.
During second-quarter 2023, another generic varenicline competitor entered the market with additional competitors anticipated in 2023.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Second-quarter 2023 International Pharmaceuticals segment revenues were $19 million, a decrease of 20% compared to $24 million during second-quarter 2022. This decrease was primarily attributable to a 2022 product discontinuation.

FINANCIAL EXPECTATIONS
Endo’s second-quarter 2023 adjusted financial results exceeded the expectations assumed in the low end of the prior outlook for the full-year ending December 31, 2023, primarily driven by higher revenue from varenicline and dexlansoprazole delayed release capsules due to fewer than expected competitors and the recognition of the Novavax settlement.
The current outlook for the full-year ending December 31, 2023 contemplates a range of potential outcomes reflecting uncertainties in key assumptions primarily related to the timing of varenicline and dexlansoprazole competitive entrants. Endo does not currently anticipate a material impact to its long-term financial outlook, previously provided on February 14, 2023, beyond 2023.
The financial expectations reflect adjusted results. All financial expectations provided by Endo are forward-looking, and actual results may differ materially from such expectations, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Full-Year 2023 Adjusted Results
($ in millions)	Prior Outlook	Current Outlook
Total Revenues, Net	$1,890 - $2,075	$1,975 - $2,035
EBITDA	$690 - $820	$750 - $790
Assumptions:
Segment Revenues:
Branded Pharmaceuticals	~$870	~$870
Sterile Injectables	$400 - $430	~$430
Generic Pharmaceuticals	$555 - $710	$610 - $670
International Pharmaceuticals	~$65	~$65
Gross Margin as a Percentage of Total Revenues, Net	~67%	~67%
Operating Expenses	~$635	~$635
CASH, CASH FLOW AND OTHER UPDATES
As of June 30, 2023, the Company had approximately $0.9 billion in unrestricted cash and cash equivalents. Second-quarter 2023 net cash provided by operating activities was approximately $127 million compared to approximately $133 million net cash used in operating activities during second-quarter 2022. This increase was primarily attributable to an increase in adjusted EBITDA, coupled with decreases in net working capital, cash interest payments and litigation related payments.
Amitiza® is a registered trademark of a Mallinckrodt company.
Dexilant® is a registered trademark of Takeda Pharmaceutical U.S.A., Inc.
Chantix® is a registered trademark of Pfizer Inc.

FINANCIAL SCHEDULES
The following table presents Endo’s unaudited Total revenues, net for the three and six months ended June 30, 2023 and 2022 (dollars in thousands):

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2023	2022		2023	2022
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$117,291	$120,878	(3)%	$214,201	$220,362	(3)%
SUPPRELIN® LA	28,223	24,739	14%	51,800	53,569	(3)%
Other Specialty (1)	19,839	18,246	9%	41,533	38,990	7%
Total Specialty Products	$165,353	$163,863	1%	$307,534	$312,921	(2)%
Established Products:
PERCOCET®	$26,445	$26,256	1%	$52,501	$52,431	—%
TESTOPEL®	11,600	10,021	16%	22,589	18,901	20%
Other Established (2)	8,979	18,812	(52)%	27,326	39,560	(31)%
Total Established Products	$47,024	$55,089	(15)%	$102,416	$110,892	(8)%
Total Branded Pharmaceuticals (3)	$212,377	$218,952	(3)%	$409,950	$423,813	(3)%
Sterile Injectables:
ADRENALIN®	$27,133	$26,774	1%	$52,708	$60,597	(13)%
VASOSTRICT®	24,419	35,630	(31)%	50,370	191,520	(74)%
Other Sterile Injectables (4)	85,476	60,767	41%	135,205	111,082	22%
Total Sterile Injectables (3)	$137,028	$123,171	11%	$238,283	$363,199	(34)%
Total Generic Pharmaceuticals (5)	$178,579	$203,377	(12)%	$376,759	$389,321	(3)%
Total International Pharmaceuticals (6)	$18,868	$23,614	(20)%	$37,127	$45,040	(18)%
Total revenues, net	$546,852	$569,114	(4)%	$1,062,119	$1,221,373	(13)%
__________
(1)Products included within Other Specialty include AVEED®, NASCOBAL® Nasal Spray and QWO®.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for either the three or six months ended June 30, 2023 and/or any product having revenues in excess of $25 million during any completed quarterly period in 2023 or 2022.
(4)Products included within Other Sterile Injectables include, but are not limited to, APLISOL®. During the second quarter of 2023, the Company executed a Settlement Agreement and Release of Claims with Novavax, Inc. (the Novavax Settlement Agreement) to resolve a dispute under a previous manufacturing and services agreement. For the three months ended June 30, 2023, the cash and non-cash consideration received in connection with the Novavax Settlement Agreement made up 6% of consolidated total revenues. No other individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.
(5)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. Varenicline tablets (Endo’s generic version of Pfizer Inc.’s Chantix®), which launched in September 2021, made up 10% and 13%, for the three and six months ended June 30, 2023, respectively, and 13% and 12% for the three and six months ended June 30, 2022, respectively, of consolidated total revenues. During the six months ended June 30, 2023, dexlansoprazole delayed release capsules (Endo’s generic version of Takeda Pharmaceuticals USA, Inc.’s Dexilant®), which launched in November 2022, made up 5% of consolidated total revenues. No other individual product within this segment has exceeded 5% of consolidated total revenues for the periods presented.
(6)The International Pharmaceuticals segment, which accounted for less than 5% of consolidated total revenues for each of the periods presented, includes a variety of specialty pharmaceutical products sold outside the U.S., primarily in Canada through Endo’s operating company Paladin Labs Inc.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and six months ended June 30, 2023 and 2022 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
TOTAL REVENUES, NET	$546,852	$569,114	$1,062,119	$1,221,373
COSTS AND EXPENSES:
Cost of revenues	233,852	263,786	466,594	537,001
Selling, general and administrative	137,729	180,830	288,522	407,991
Research and development	28,037	29,788	55,740	65,918
Acquired in-process research and development	—	65,000	—	67,900
Litigation-related and other contingencies, net	28,013	208	43,213	25,362
Asset impairment charges	—	1,781,063	146	1,801,016
Acquisition-related and integration items, net	365	1,825	762	448
Interest expense, net	120	139,784	229	274,733
Reorganization items, net	84,267	—	169,619	—
Other expense (income), net	179	(19,438)	54	(18,149)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$34,290	$(1,873,732)	$37,240	$(1,940,847)
INCOME TAX EXPENSE	10,279	7,151	16,052	5,336
INCOME (LOSS) FROM CONTINUING OPERATIONS	$24,011	$(1,880,883)	$21,188	$(1,946,183)
DISCONTINUED OPERATIONS, NET OF TAX	(573)	(4,544)	(1,029)	(11,218)
NET INCOME (LOSS)	$23,438	$(1,885,427)	$20,159	$(1,957,401)
NET INCOME (LOSS) PER SHARE—BASIC:
Continuing operations	$0.10	$(8.00)	$0.09	$(8.30)
Discontinued operations	—	(0.02)	—	(0.05)
Basic	$0.10	$(8.02)	$0.09	$(8.35)
NET INCOME (LOSS) PER SHARE—DILUTED:
Continuing operations	$0.10	$(8.00)	$0.09	$(8.30)
Discontinued operations	—	(0.02)	—	(0.05)
Diluted	$0.10	$(8.02)	$0.09	$(8.35)
WEIGHTED AVERAGE SHARES:
Basic	235,220	235,117	235,218	234,498
Diluted	235,220	235,117	235,662	234,498

The following table presents unaudited Condensed Consolidated Balance Sheet data at June 30, 2023 and December 31, 2022 (in thousands):

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$865,918	$1,018,883
Restricted cash and cash equivalents	159,707	145,358
Accounts receivable	447,885	493,988
Inventories, net	274,535	274,499
Other current assets	114,867	144,040
Total current assets	$1,862,912	$2,076,768
TOTAL NON-CURRENT ASSETS	3,556,199	3,681,169
TOTAL ASSETS	$5,419,111	$5,757,937
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$563,425	$687,183
Other current liabilities	1,457	2,444
Total current liabilities	$564,882	$689,627
OTHER LIABILITIES	56,634	61,700
LIABILITIES SUBJECT TO COMPROMISE	8,924,870	9,168,782
SHAREHOLDERS’ DEFICIT	(4,127,275)	(4,162,172)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$5,419,111	$5,757,937

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the six months ended June 30, 2023 and 2022 (in thousands):

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net income (loss)	$20,159	$(1,957,401)
Adjustments to reconcile Net income (loss) to Net cash provided by operating activities:
Depreciation and amortization	155,003	206,224
Asset impairment charges	146	1,801,016
Other, including cash payments to claimants from Qualified Settlement Funds	14,106	18,064
Net cash provided by operating activities	$189,414	$67,903
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(53,516)	$(47,559)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	—	(89,520)
Proceeds from sale of business and other assets	2,259	21,133
Other	19,354	4,200
Net cash used in investing activities	$(31,903)	$(111,746)
FINANCING ACTIVITIES:
Payments on borrowings, including certain adequate protection payments, net (a)	$(294,988)	$(193,312)
Other	(2,083)	(3,638)
Net cash used in financing activities	$(297,071)	$(196,950)
Effect of foreign exchange rate	944	(452)
NET DECREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$(138,616)	$(241,245)
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,249,241	1,631,310
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,110,625	$1,390,065
__________
(a)Beginning during the third quarter of 2022, Endo became obligated to make certain adequate protection payments as a result of the Chapter 11 proceedings, which are currently being accounted for as a reduction of the carrying amount of the related debt instruments and presented as financing cash outflows. Some or all of the adequate protection payments may later be recharacterized as interest expense and/or as operating cash outflows depending upon certain developments in the Chapter 11 proceedings, which could result in increases in interest expense and/or decreases in operating cash flows in future periods that may be material.

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company’s use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company’s reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2023 and 2022 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) (GAAP)	$23,438	$(1,885,427)	$20,159	$(1,957,401)
Income tax expense	10,279	7,151	16,052	5,336
Interest expense, net	120	139,784	229	274,733
Depreciation and amortization (1)	77,130	99,762	155,003	202,400
EBITDA (non-GAAP)	$110,967	$(1,638,730)	$191,443	$(1,474,932)
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	14,281	37,347	25,954	94,996
Certain litigation-related and other contingencies, net (3)	28,013	208	43,213	25,362
Certain legal costs (4)	2,113	(9,462)	3,673	23,270
Asset impairment charges (5)	—	1,781,063	146	1,801,016
Fair value of contingent consideration (6)	365	1,825	762	448
Share-based compensation (1)	—	2,721	2,091	7,650
Other expense (income), net (7)	179	(19,438)	54	(18,149)
Reorganization items, net (8)	84,267	—	169,619	—
Other (9)	2,659	128	14,463	253
Discontinued operations, net of tax (10)	573	4,544	1,029	11,218
Adjusted EBITDA (non-GAAP) (13)	$243,417	$160,206	$452,447	$471,132

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s Income (loss) from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three and six months ended June 30, 2023 and 2022 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income (loss) from continuing operations (GAAP)	$24,011	$(1,880,883)	$21,188	$(1,946,183)
Non-GAAP adjustments:
Amortization of intangible assets (11)	64,425	87,568	129,681	177,802
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	14,281	37,347	25,954	94,996
Certain litigation-related and other contingencies, net (3)	28,013	208	43,213	25,362
Certain legal costs (4)	2,113	(9,462)	3,673	23,270
Asset impairment charges (5)	—	1,781,063	146	1,801,016
Fair value of contingent consideration (6)	365	1,825	762	448
Reorganization items, net (8)	84,267	—	169,619	—
Other (9)	4,581	(19,170)	16,670	(17,847)
Tax adjustments (12)	8,649	8,036	13,127	3,607
Adjusted income from continuing operations (non-GAAP) (13)	$230,705	$6,532	$424,033	$162,471

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and six months ended June 30, 2023 and 2022 (in thousands, except per share data):

Three Months Ended June 30, 2023
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense (income), net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (14)
Reported (GAAP)	$546,852	$233,852	$313,000	57.2%	$194,144	35.5%	$118,856	21.7%	$84,566	$34,290	$10,279	30.0%	$24,011	$(573)	$23,438	$0.10
Items impacting comparability:
Amortization of intangible assets (11)	—	(64,425)	64,425		—		64,425		—	64,425	—		64,425	—	64,425
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(488)	488		(13,793)		14,281		—	14,281	—		14,281	—	14,281
Certain litigation-related and other contingencies, net (3)	—	—	—		(28,013)		28,013		—	28,013	—		28,013	—	28,013
Certain legal costs (4)	—	—	—		(2,113)		2,113		—	2,113	—		2,113	—	2,113
Fair value of contingent consideration (6)	—	—	—		(365)		365		—	365	—		365	—	365
Reorganization items, net (8)	—	—	—		—		—		(84,267)	84,267	—		84,267	—	84,267
Other (9)	—	(125)	125		(2,534)		2,659		(1,922)	4,581	—		4,581	—	4,581
Tax adjustments (12)	—	—	—		—		—		—	—	(8,649)		8,649	—	8,649
Discontinued operations, net of tax (10)	—	—	—		—		—		—	—	—		—	573	573
After considering items (non-GAAP) (13)	$546,852	$168,814	$378,038	69.1%	$147,326	26.9%	$230,712	42.2%	$(1,623)	$232,335	$1,630	0.7%	$230,705	$—	$230,705	$0.98

Three Months Ended June 30, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense (benefit)	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$569,114	$263,786	$305,328	53.6%	$2,058,714	361.7%	$(1,753,386)	(308.1)%	$120,346	$(1,873,732)	$7,151	(0.4)%	$(1,880,883)	$(4,544)	$(1,885,427)	$(8.00)
Items impacting comparability:
Amortization of intangible assets (11)	—	(87,568)	87,568		—		87,568		—	87,568	—		87,568	—	87,568
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(5,107)	5,107		(32,240)		37,347		—	37,347	—		37,347	—	37,347
Certain litigation-related and other contingencies, net (3)	—	—	—		(208)		208		—	208	—		208	—	208
Certain legal costs (4)	—	—	—		9,462		(9,462)		—	(9,462)	—		(9,462)	—	(9,462)
Asset impairment charges (5)	—	—	—		(1,781,063)		1,781,063		—	1,781,063	—		1,781,063	—	1,781,063
Fair value of contingent consideration (6)	—	—	—		(1,825)		1,825		—	1,825	—		1,825	—	1,825
Other (9)	—	(125)	125		—		125		19,295	(19,170)	—		(19,170)	—	(19,170)
Tax adjustments (12)	—	—	—		—		—		—	—	(8,036)		8,036	—	8,036
Discontinued operations, net of tax (10)	—	—	—		—		—		—	—	—		—	4,544	4,544
After considering items (non-GAAP) (13)	$569,114	$170,986	$398,128	70.0%	$252,840	44.4%	$145,288	25.5%	$139,641	$5,647	$(885)	(15.7)%	$6,532	$—	$6,532	$0.03

Six Months Ended June 30, 2023
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense (income), net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (14)
Reported (GAAP)	$1,062,119	$466,594	$595,525	56.1%	$388,383	36.6%	$207,142	19.5%	$169,902	$37,240	$16,052	43.1%	$21,188	$(1,029)	$20,159	$0.09
Items impacting comparability:
Amortization of intangible assets (11)	—	(129,681)	129,681		—		129,681		—	129,681	—		129,681	—	129,681
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(2,470)	2,470		(23,484)		25,954		—	25,954	—		25,954	—	25,954
Certain litigation-related and other contingencies, net (3)	—	—	—		(43,213)		43,213		—	43,213	—		43,213	—	43,213
Certain legal costs (4)	—	—	—		(3,673)		3,673		—	3,673	—		3,673	—	3,673
Asset impairment charges (5)	—	—	—		(146)		146		—	146	—		146	—	146
Fair value of contingent consideration (6)	—	—	—		(762)		762		—	762	—		762	—	762
Reorganization items, net (8)	—	—	—		—		—		(169,619)	169,619	—		169,619	—	169,619
Other (9)	—	(778)	778		(13,686)		14,464		(2,206)	16,670	—		16,670	—	16,670
Tax adjustments (12)	—	—	—		—		—		—	—	(13,127)		13,127	—	13,127
Discontinued operations, net of tax (10)	—	—	—		—		—		—	—	—		—	1,029	1,029
After considering items (non-GAAP) (13)	$1,062,119	$333,665	$728,454	68.6%	$303,419	28.6%	$425,035	40.0%	$(1,923)	$426,958	$2,925	0.7%	$424,033	$—	$424,033	$1.80

Six Months Ended June 30, 2022
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (14)
Reported (GAAP)	$1,221,373	$537,001	$684,372	56.0%	$2,368,635	193.9%	$(1,684,263)	(137.9)%	$256,584	$(1,940,847)	$5,336	(0.3)%	$(1,946,183)	$(11,218)	$(1,957,401)	$(8.30)
Items impacting comparability:
Amortization of intangible assets (11)	—	(177,802)	177,802		—		177,802		—	177,802	—		177,802	—	177,802
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (2)	—	(20,844)	20,844		(74,152)		94,996		—	94,996	—		94,996	—	94,996
Certain litigation-related and other contingencies, net (3)	—	—	—		(25,362)		25,362		—	25,362	—		25,362	—	25,362
Certain legal costs (4)	—	—	—		(23,270)		23,270		—	23,270	—		23,270	—	23,270
Asset impairment charges (5)	—	—	—		(1,801,016)		1,801,016		—	1,801,016	—		1,801,016	—	1,801,016
Fair value of contingent consideration (6)	—	—	—		(448)		448		—	448	—		448	—	448
Other (9)	—	(250)	250		—		250		18,097	(17,847)	—		(17,847)	—	(17,847)
Tax adjustments (12)	—	—	—		—		—		—	—	(3,607)		3,607	—	3,607
Discontinued operations, net of tax (10)	—	—	—		—		—		—	—	—		—	11,218	11,218
After considering items (non-GAAP) (13)	$1,221,373	$338,105	$883,268	72.3%	$444,387	36.4%	$438,881	35.9%	$274,681	$164,200	$1,729	1.1%	$162,471	$—	$162,471	$0.69

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three and six months ended June 30, 2023 and 2022 are as follows:
(1)    Depreciation and amortization and Share-based compensation amounts per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives.
(2)    Adjustments for amounts related to continuity and separation benefits, cost reductions and strategic review initiatives included the following (in thousands):

	Three Months Ended June 30,
	2023		2022
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$1,016	$14,092	$4,846	$6,898
Accelerated depreciation	—	—	—	147
Inventory adjustments	(528)	(322)	261	904
Other, including strategic review initiatives	—	23	—	24,291
Total	$488	$13,793	$5,107	$32,240

	Six Months Ended June 30,
	2023		2022
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$2,140	$23,765	$10,098	$33,973
Accelerated depreciation	—	—	2,164	1,660
Inventory adjustments	(261)	(322)	1,027	2,461
Other, including strategic review initiatives	591	41	7,555	36,058
Total	$2,470	$23,484	$20,844	$74,152
The amounts in the tables above include adjustments related to previously announced restructuring activities, certain continuity and transitional compensation arrangements, certain other cost reduction initiatives and certain strategic review initiatives.
(3)    To exclude adjustments to accruals for litigation-related settlement charges.
(4)    To exclude amounts related to opioid-related legal expenses.
(5)    Adjustments for asset impairment charges included in the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Goodwill impairment charges	$—	$1,748,000	$—	$1,748,000
Other intangible asset impairment charges	—	30,000	—	49,953
Property, plant and equipment impairment charges	—	3,063	146	3,063
Total	$—	$1,781,063	$146	$1,801,016
(6)    To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(7)    To exclude Other expense (income), net per the Condensed Consolidated Statements of Operations.

(8)    Amounts relate to the net expense or income recognized during Endo’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.
(9)    The “Other” rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended June 30,
	2023			2022
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$1,922	$—	$—	$(2,092)
Other miscellaneous	125	2,534	—	125	—	(17,203)
Total	$125	$2,534	$1,922	$125	$—	$(19,295)

	Six Months Ended June 30,
	2023			2022
	Cost of revenues	Operating expenses	Other non-operating expenses	Cost of revenues	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$2,206	$—	$—	$(894)
Other miscellaneous	778	13,686	—	250	—	(17,203)
Total	$778	$13,686	$2,206	$250	$—	$(18,097)
The “Other” row included in the reconciliations of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Cost of revenues” and “Operating expenses” columns.
(10)    To exclude the results of the businesses reported as discontinued operations, net of tax.
(11)    To exclude amortization expense related to intangible assets.
(12)    Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(13)    Amounts of Acquired in-process research and development charges included within these non-GAAP financial measures are set forth in the table below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Acquired in-process research and development charges	$—	$65,000	$—	$67,900
(14)    Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP	235,220	235,117	235,662	234,498
Non-GAAP Adjusted	235,220	236,217	235,662	236,466

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo
Endo (OTC: ENDPQ) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from passionate team members around the globe collaborating to bring treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including, but not limited to, statements with respect to financial guidance, expectations or outlook, the restructuring support agreement and the sale transaction, the Chapter 11 proceedings, and any other statements that refer to Endo’s expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. All forward-looking statements in this communication reflect the Company’s current views as of the date of this communication about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: the timing, impact or results of any pending or future litigation (including any appeals or injunctions), investigations, proceedings or claims, including opioid, tax and antitrust related matters; actual or contingent liabilities; settlement discussions or negotiations; the Company's liquidity, financial performance, cash position and operations; the Company's strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on the Company's businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a sale of the Company's businesses under Section 363 of the U.S. Bankruptcy Code; the adequacy of the capital resources of the Company's businesses and the difficulty in forecasting the liquidity requirements of the operations of the Company's businesses; the unpredictability of the Company's financial results while in Chapter 11 proceedings; the Company's ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company's indebtedness and its trade creditors and other significant creditors; risks and uncertainties with performing under the terms of the restructuring support agreement and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Company's ability to conduct business as usual; the Company's ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the Company; the Company's ability to continue to pay employees, suppliers and vendors; the ability to control costs during Chapter 11 proceedings; adverse litigation; the risk that the Company's Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to pursue, evaluate and close an asset sale of the Company’s businesses pursuant to Section 363 of the U.S. Bankruptcy Code; the impact of competition and the timing of competitive entrants; Endo’s ability to satisfy judgments or settlements or pursue appeals including bonding requirements; Endo’s ability to adjust to changing market conditions; Endo’s ability to attract and retain key personnel; supply chain interruptions or difficulties; changes in competitive or market conditions; changes in legislation or regulatory developments; Endo’s ability to obtain and maintain adequate protection for Endo’s intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; Endo’s ability to integrate any newly acquired products into Endo’s portfolio and achieve any financial or commercial expectations; the impact that known and unknown side effects may have on market perception and consumer preference for Endo’s products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic initiatives; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; Endo’s ability to advance its strategic priorities, develop its product pipeline and continue to develop the market for XIAFLEX® and other branded and unbranded products; and Endo’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including consumer confidence and debt levels, inflation, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions and the impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department at relations.investor@endo.com.
SOURCE Endo International plc

Media:	Investors:
Linda Huss	Laure Park
(484) 216-6829	(845) 364-4862
media.relations@endo.com	relations.investor@endo.com
#####